Exhibit 99.1

MIRA Pharmaceuticals Advances Ketamir-2 to Phase 2a in Chemotherapy-Induced Peripheral Neuropathy (CIPN) Following FDA Review

Protocol Submitted for IRB Review at a Leading Cancer Research Institution, Advancing the Study Toward Site Initiation

MIAMI, Sept. 17, 2026 (GLOBE NEWSWIRE) — MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) (“MIRA” or the “Company”), a clinical-stage pharmaceutical company developing novel oral small-molecule therapeutics, today announced that, following review and comments from the U.S. Food and Drug Administration (FDA), the Phase 2a protocol evaluating Ketamir-2 in chemotherapy-induced peripheral neuropathy (CIPN) has been submitted for Institutional Review Board (IRB) review at a leading cancer research institution.

MIRA incorporated the FDA’s feedback into the protocol and is targeting site initiation in the first quarter of 2027, subject to completion of IRB review and other routine site activation requirements. The study represents Ketamir-2’s first clinical evaluation in patients with CIPN and is designed to generate initial efficacy and dose-response data while further characterizing safety and tolerability.

“We are entering an important stage for Ketamir-2 as we prepare to evaluate the drug for the first time in patients with persistent CIPN,” said Erez Aminov, CEO of MIRA. “This marks the transition from establishing safety and pharmacokinetics in healthy volunteers to evaluating Ketamir-2’s potential therapeutic effect in patients.”

About the Phase 2a Study

The randomized, double-blind, placebo-controlled, three-period crossover study will enroll adults with moderate-to-severe persistent CIPN. Participants will receive Ketamir-2 at 300 mg and 600 mg, as well as placebo, in a defined treatment sequence across three seven-day treatment periods separated by 13-day washout periods, allowing each participant to serve as their own control.

The study will evaluate the safety, tolerability, efficacy, and dose-response relationship of oral Ketamir-2, including its effect on post-chemotherapy neuropathic pain intensity. Additional assessments will evaluate CIPN-related symptoms and functional status, as well as potential central nervous system adverse effects.

The study builds on MIRA’s completed Phase 1 clinical program in healthy volunteers, in which Ketamir-2 demonstrated a favorable safety, tolerability, and pharmacokinetic profile, with no serious adverse events or dose-limiting toxicities reported. The Phase 2a study will be conducted under MIRA’s active Investigational New Drug (IND) application.

Addressing a Significant Unmet Need in Neuropathic Pain

CIPN is a painful and potentially persistent complication of certain commonly used chemotherapies that can continue long after cancer treatment has ended. Treatment options remain limited, and there are currently no FDA-approved therapies specifically indicated for CIPN. Existing treatment approaches offer limited options for managing painful CIPN, underscoring the need for new therapies specifically developed for this condition.

Ketamine has demonstrated analgesic activity in neuropathic pain through modulation of the NMDA receptor pathway, supporting the therapeutic relevance of this mechanism. However, its broader use as a chronic treatment can be constrained by intravenous administration, dissociative and other neuropsychiatric effects, monitoring requirements, and its Schedule III controlled-substance status.

Ketamir-2 is being developed as an oral NMDA receptor modulator designed to engage this therapeutically relevant pathway while potentially overcoming key limitations associated with ketamine. Ketamir-2 is orally administered; its Phase 1 pharmacokinetic profile supports once-daily dosing, and it is not classified as a controlled substance by the U.S. Drug Enforcement Administration (DEA).

“There is a strong scientific rationale for targeting NMDA receptor signaling in neuropathic pain,” said Itzchak Angel, Ph.D., Chief Scientific Advisor of MIRA. “Ketamine has provided important clinical validation of this pathway, but its properties can limit its practicality for chronic use. Ketamir-2 was designed as an oral NMDA receptor modulator with high selectivity and a differentiated pharmacologic profile, and we believe this Phase 2a study will provide an important first opportunity to determine whether this profile can translate into meaningful pain reduction in patients with persistent CIPN.”

While CIPN is the initial patient population being evaluated in Phase 2a, MIRA believes that positive clinical evidence in CIPN could support the evaluation of Ketamir-2 across additional neuropathic pain conditions where NMDA receptor signaling may play a role. The Company views CIPN as a potential clinical entry point into the broader neuropathic pain market.

October Scientific Presentation and BioJapan Participation

MIRA expects to present Ketamir-2 at the International Conference on Addiction and Psychiatry in Tokyo, Japan, on October 5–6, 2026, where an abstract titled “An Oral Selective NMDA Modulator for Chemotherapy-Induced Peripheral Neuropathy—Phase 1 Safety, Pharmacokinetics, and Clinical Development Update” has been accepted for oral presentation by Dr. Itzchak Angel, MIRA’s Chief Scientific Advisor.

MIRA also expects to participate in BioJapan in October as the Company continues licensing and strategic partnership discussions around Ketamir-2 and its broader pipeline.

About Ketamir-2

Ketamir-2 is MIRA Pharmaceuticals’ proprietary oral NMDA receptor modulator in clinical development for neuropathic pain. The compound is designed to selectively modulate the NMDA receptor PCP binding site with low binding affinity and limited off-target receptor activity.

MIRA holds exclusive worldwide rights to Ketamir-2 and is pursuing intellectual property protection across major global pharmaceutical markets.

About MIRA Pharmaceuticals, Inc.

MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) is a clinical-stage pharmaceutical company developing novel oral small-molecule therapeutics. The Company’s pipeline includes Ketamir-2 for chemotherapy-induced peripheral neuropathy (CIPN), which has completed Phase 1 and is advancing toward Phase 2a under an active IND; MIRA-55, an investigational oral drug candidate for inflammatory pain; and SKNY-1, an investigational oral drug candidate for obesity. Following scientific review, the U.S. Drug Enforcement Administration has determined that Ketamir-2, MIRA-55, and SKNY-1 are not classified as controlled substances.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally may be identified by the use of words such as “anticipate,” “expect,” “plan,” “can,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “potential,” “intend,” “seek,” “target” and other words of similar meaning, although not all forward-looking statements include these words. Forward-looking statements may include, but are not limited to, statements regarding the therapeutic potential, mechanism of action, development plans, regulatory pathway, safety profile, efficacy, anticipated clinical development, commercialization prospects, market opportunity, and future development of MIRA-55, SKNY-1, Ketamir-2, and the Company’s other product candidates.

These forward-looking statements are based on current expectations, estimates, forecasts, and projections, as well as management’s current beliefs and assumptions, and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to preclinical and clinical development, the ability to obtain regulatory approvals, the outcome of future studies, reliance on third parties, intellectual property protection, financing needs, market conditions, and the other risks identified under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K and the Company’s subsequent filings with the U.S. Securities and Exchange Commission (“SEC”).

Forward-looking statements contained in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Investors are cautioned not to place undue reliance on these forward-looking statements. Additional information regarding these and other risks and uncertainties is contained in the Company’s filings with the SEC, including its Annual Report on Form 10-K and subsequent filings, available at www.sec.gov and in the Investors section of the Company’s website at www.mirapharmaceuticals.com. Forward-looking statements should be considered in light of these risks and uncertainties.

Investor and Media Contact

Krystina Quintana

MIRA Pharmaceuticals

info@mirapharma.com

(786) 432-9792